RVISION, INC.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (the “Agreement”) is made as of May 7, 2007 by and between RVision, Inc., a Nevada corporation (the “Company”) and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

RECITALS

Subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

AGREEMENT

In consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:

1.	Purchase and Sale of Units.

(a)          Sale and Issuance of Units. Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase at the Closing (as defined below) and upon payment of the Purchase Price (as defined below) the Company agrees to sell and issue to each Purchaser Units, each Unit consists of the following securities:

(i)           a second position secured convertible promissory note in substantially the form attached to this Agreement as Exhibit A (the “Note”), with a term of six (6) months;

(ii)          two thousand five hundred (2,500) shares of common stock (the “Shares”).

(b)          Registration Rights. Effective upon the consummation of the sale of the Units to the Purchasers, the Company grants the Purchasers the rights for registration of the Shares as set forth in the Registration Rights Agreement dated as of November 1, 2006 as set forth in Exhibit B hereto (the “Registration Rights Agreement”), and shall treat the Shares as Registrable Securities as defined by the Registration Rights Agreement. Each Purchaser agrees, as a condition to receiving the rights and benefits provided by the Company in the Registration Rights Agreement, to accept and perform all obligations and duties as a Purchaser under the Registration Rights Agreement.

(c)          Separate Agreements and Sales. The Company’s agreements with each of the Purchasers are separate agreements, and the sales of the Units to each of the Purchasers are separate sales. The Shares and the Notes and the securities issuable upon conversion or exercise thereof are collectively referred to herein as the “Units.”

(d)          Purchase Price; Minimum and Maximum. The Purchase Price per Unit is $25,000 (the “Purchase Price”). For each Unit purchased, the Purchaser shall receive: (i) a Note in the principal amount of $25,000; and (ii) two thousand five hundred (2,500) shares of common stock of the Company. The Company is offering a minimum of twenty-four (24) Units for gross proceeds of $600,000 and a maximum of forty (40) Units for gross proceeds of $1,000,000.

(e)          Payment of Purchase Price. Payment of the Purchase Price must be transmitted to the Company in care of its escrow agent Terrell W. Smith. Payment may be made by check payable to “Terrell W. Smith Attorney at Law Trust Account” to:

Terrell W. Smith, Attorney at Law, LLC

136 East South Temple, Suite 2112

Salt Lake City, Utah 84111

Tel: (801) 521-7070

Fax: (801) 521-6325

Or by wire transfer to:

Terrell W. Smith Attorney at Law Trust Account

Wells Fargo Bank

ABA no. 121000248

Account no. 0406533075

Reference: RVision, Inc.

(f)	Closing; Delivery.

(i)           The purchase and sale of the Units shall take place at the offices of Terrell W. Smith, Attorney at Law, 136 East South Temple, Suite 2112, Salt Lake City, Utah 84111 at 10 a.m., on May 8, 2007, or at such other time and place as the Company and the Purchasers mutually agree upon, orally or in writing (which time and place are designated as the “Initial Closing”). The Initial Closing shall take place after the Company sells at least 24 Units for gross proceeds of $600,000. In the event there is more than one closing, the term “Closing” shall apply to each such closing, unless otherwise specified herein.

(ii)          At each Closing, the Company shall deliver to each Purchaser (x) a share certificate representing the Shares due to the Purchaser and (y) a Note, to be purchased by such Purchaser against (1) payment of the Purchase Price therefor by check payable to the Company or by wire transfer to Terrell W. Smith’s attorney at law trust account set forth above, and (2) delivery of counterpart signature pages to this Agreement, the Security Agreement (as defined below) and the Note.

(iii)        Until the earlier of (A) such time as the aggregate amount of principal indebtedness evidenced by the Notes equals a total of $1,000,000, or (B) the date twenty (20) days from the date hereof, the Company may sell additional Notes to such persons or entities as determined by the Company, or to any Purchaser who desires to acquire additional Units. All such sales shall be made on the terms and conditions set forth in this Agreement. For purposes of this Agreement, and all other agreements contemplated hereby, any additional purchaser so acquiring Units shall be deemed to be a “Purchaser” for purposes of this Agreement, and any securities so acquired by such additional purchaser shall be deemed to be “Shares” and “Notes” as applicable.

(g)          Use of Proceeds. The net proceeds received by the Company for the sale of the Units shall be used primarily for costs and expenses related to the production, manufacturing and shipping of products by the Company (including required improvements to such products) and overhead related thereto.

2.            Purchase Agreement. Each Purchaser understands and agrees that the conversion of the Units into securities of the Company in its next round of capital financing, at the option of the Purchaser, as provided for by the Notes will require such Purchaser’s execution of certain agreements relating to the purchase and sale of such securities as well as any rights relating to such securities (including, without limitation, any registration rights).

3.            Security Interest. The indebtedness represented by the Notes shall be secured by certain of the assets of the Company in accordance with the provisions of a security agreement among the Company and the Purchasers in the form attached to this Agreement as Exhibit C (the “Security Agreement”).

4.            Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that:

(a)          Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

(b)          Authorization. All corporate action on the part of the Company, its officers and directors necessary for the authorization, execution and delivery of this Agreement and the authorization, sale, issuance and delivery of the Units, and the performance of all obligations of the Company hereunder and thereunder has been taken or will be taken prior to the Closing. The Agreement and Notes, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c)	Capitalization. The authorized capital of the Company consists of:

(i)           100,000,000 shares of Common Stock, $0.001 par value, and 5,000,000 shares of preferred stock, $0.001 par value. As of May 7, 2007, 16,898,695 shares of common stock are issued and outstanding and no shares of preferred stock are issued and outstanding. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(ii)          As of May 7, 2007, there are 5,003,000 shares of common stock reserved for issuance on exercise of options, warrants and other convertible securities.

(d)          Minimum. The Company will not accept any purchase of Units unless there is an aggregate purchase of at least twenty-four (24) Units for $600,000 in gross proceeds.

5.            Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company that:

(a)          Authorization. Such Purchaser has full power and authority to enter into this Agreement. Each of this Agreement, the Security Agreement and Registration Rights Agreement when executed and delivered by the Purchaser, will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

(b)          Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Units to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Units. The Purchaser has not been formed for the specific purpose of acquiring any of the Units.

(c)          Knowledge. Purchaser acknowledges that he has been provided with a copy of the Company’s registration statement on Form SB-2 filed with the Securities and Exchange Commission, as amended, and has reviewed in particular the risk factors for investors contained in that filing. Purchaser further acknowledges that the Company has continued to sustain operating losses since the last financial statements filed. The Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities.

(d)          Restricted Securities. The Purchaser understands that the Units (and the securities issued thereunder) have not been, and will only be, registered under the Securities Act pursuant to the Registration Rights Agreement. Unless registered, the Purchaser may only sell or transfer the Units (and the securities issued thereunder) pursuant to a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Units are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Units indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Units, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

(e)          No Public Market. The Purchaser understands that there is no public trading market the Company’s securities and that there is no guarantee that a public trading market will ever be developed for the Company’s securities.

(f)           Legends. The Purchaser understands that the Units, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

(i)           “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE AFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(ii)          Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

(g)          Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, a copy of which is attached here to as Exhibit D.

6.            Conditions of the Purchasers’ Obligations at Closing. The obligations of each Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

(a)          Representations and Warranties. The representations and warranties of the Company contained in Section 4 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

(b)          Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

(c)          Security Agreement. The Company and the Purchasers shall have executed the Security Agreement.

7.            Conditions of the Company’s Obligations at Closing. The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

(a)          Representations and Warranties. The representations and warranties of each Purchaser contained in Section 5 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

(b)          Qualifications; Waivers/Consents. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing. In addition, all third party waivers or consents reasonably required in order to issue and sell the Securities hereunder, or enter into any agreement contemplated hereby, shall be obtained and effective as of the Closing.

(c)          Minimum Offering. The Company, upon the Closing, will have sold at least twenty-four (24) Units and received at least $600,000 in gross proceeds.

8.	Miscellaneous.

(a)          Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b)          Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

(c)          Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(d)          Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e)          Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below or as subsequently modified by written notice.

(f)           Amendments and Waivers. Any term of this Agreement may only be amended or waived with the written consent of the Company and the holders of at least a majority in interest of the Notes. Any amendment or waiver effected in accordance with this Section 8(f) shall be binding upon each Purchaser and each transferee of the Securities, each future holder of all such Securities, and the Company.

(g)          Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(h)          Entire Agreement. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

(i)           Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Securities.

(j)           Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

RVISION, INC.
By: /s/ Gregory E. Johnston
Gregory E. Johnston
Chief Executive Officer
Address: 2365 A Paragon Drive
San Jose, CA 95131
Facsimile Number: (408) 437-9923

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	SEE ATTACHED SCHEDULE
Signature of Authorized Signatory of Purchaser:
Name of Authorized Signatory:
Title of Authorized Signatory:
Email Address of Purchaser
Fax Number of Purchaser:
Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as above):

Subscription Amount:	$
Number of Units Purchased:
Principal Amount of Note:	$
Common Stock:
(i.e. 2,500 shares per each $25,000 of Investment)
EIN Number: [PROVIDE THIS UNDER SEPARATE COVER]

SCHEDULE OF PURCHASERS

Name of Purchaser	Subscription Amount	Number of Units Purchased
ASRL LLC	250,000	10
Stephen D. Lipkin	25,000	1
RTAC Corporation	250,000	10
Robert A. Fink	25,000	1
Chachas Land Co., Inc.	50,000	2
Byron Barkley	25,000	1
TOTAL	625,000	25

EXHIBIT A TO THE SECURITIES PURCHASE AGREEMENT

SECURED CONVERTIBLE PROMISSORY NOTE

Secured Convertible Promissory Note dated May 7, 2007,

is incorporated by reference from this Amendment No. 3

to the registration statement on Form SB-2/A,

SEC File No. 333-135182, listed as Exhibit 10.34

EXHIBIT B TO THE SECURITIES PURCHASE AGREEMENT

REGISTRATION RIGHTS AGREEMENT

Registration Rights Agreement, dated November 1, 2006,

is incorporated by reference from Amendment No. 1

to the registration statement on Form SB-2/A,

filed February 13, 2007, SEC File No. 333-135182,

listed as Exhibit 10.33

EXHIBIT C TO THE SECURITIES PURCHASE AGREEMENT

SECURITY AGREEMENT

Security Agreement dated May 7, 2007,

is incorporated by reference from this Amendment No. 3

to the registration statement on Form SB-2/A,

SEC File No. 333-135182, listed as Exhibit 10.36

EXHIBIT D TO THE SECURITIES PURCHASE AGREEMENT

RULE 501(A) OF REGULATION D

As used in Regulation D [§§ 230.501-230.508], the following terms shall have the meaning indicated:

(a) Accredited investor. “Accredited investor” shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

(1) Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration u under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(3) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5) Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000;

(6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in § 230.506(b)(2)(ii); and

(8) Any entity in which all of the equity owners are accredited investors.